UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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BLACKHAWK NETWORK HOLDINGS, INC.

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BLACKHAWK NETWORK HOLDINGS, INC.

6220 Stoneridge Mall Road

Pleasanton, CA 94588

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), has unanimously approved and adopted, and our parent company, Safeway Inc. (“Safeway”), as the holder of a majority of the combined voting power of our outstanding common stock, has executed an Action by Written Consent of Stockholders in lieu of a meeting of stockholders approving, the Blackhawk Network Holdings, Inc. 2013 Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached to the accompanying Information Statement as Appendix A. The Action by Written Consent of Stockholders was executed and delivered to the Company on December 4, 2013, the record date established by the Board, by Safeway as the holder of 10,592 shares of Class A common stock, representing approximately 0.09% of our total outstanding shares of Class A common stock and 0.09% of the voting power of our Class A common stock, and 37,838,709 shares of our Class B common stock, representing approximately 94.0% of our total outstanding shares of Class B common stock and 94.0% of our voting power of our Class B common stock, and together representing approximately 72.3% of our total outstanding shares of common stock and 91.2% of the combined voting power of our outstanding common stock, and was sufficient to approve the ESPP.

The accompanying Information Statement is being furnished to you pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. This Notice and the accompanying Information Statement also serve as notice pursuant to Section 228(e) of the Delaware General Corporation Law and the Exchange Act of the approval of the ESPP by less than the unanimous written consent of our stockholders. Your consent regarding the ESPP is not required and is not being solicited in connection with this corporate action. This Notice is not a notice of a meeting of stockholders, and no stockholders’ meeting will be held to consider any matter described in the accompanying Information Statement. The accompanying Information Statement is being provided to you for informational purposes only. We encourage you to read the accompanying Information Statement, including Appendix A, for further information regarding this corporate action.

The accompanying Information Statement will be first mailed to stockholders on or about December 12, 2013. The ESPP will become effective on January 2, 2014 or such later date that is the 21st calendar day after the Company sends or gives the accompanying Information Statement to its stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors,

/s/ David E. Durant
David E. Durant
Secretary

Pleasanton, California

Dated: December 5, 2013

i

BLACKHAWK NETWORK HOLDINGS, INC.

6220 Stoneridge Mall Road

Pleasanton, CA 94588

INFORMATION STATEMENT

Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company,” “Blackhawk,” “we,” “us” or “our”), is furnishing this Information Statement to you, as a holder of our Class A common stock, par value $0.001 per share (the “Class A Common Stock”) or our Class B common stock, par value $0.001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), to provide you with information regarding, and a description of, action that was taken by written consent in lieu of a meeting of stockholders by our parent company, Safeway Inc. (“Safeway”), as the holder of a majority of the combined voting power of the Common Stock. On December 4, 2013, the record date (the “Record Date”) established by our board of directors (the “Board”), Safeway, as the holder of 10,592 shares of Class A Common Stock and 37,838,709 shares of Class B Common Stock, representing approximately 0.09% of our total outstanding shares of Class A Common Stock, 94.0% of our total outstanding shares of Class B Common Stock, 72.3% of our total outstanding shares of Common Stock and 91.2% of the combined voting power of our outstanding Common Stock as of such date, executed and delivered to the Company an Action by Written Consent of Stockholders, in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”) and our bylaws and certificate of incorporation, approving the Blackhawk Network Holdings, Inc. 2013 Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached hereto as Appendix A. The ESPP will become effective on January 2, 2014 or such later date that is the 21st calendar day after the Company sends or gives this Information Statement to its stockholders.

This Information Statement is being mailed on or about December 12, 2013 to stockholders of record on the Record Date. This Information Statement is being furnished to you only to inform you of the corporate action described herein in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. As of the Record Date, there were 12,060,982 shares of Class A Common Stock and 40,262,524 shares of Class B Common Stock outstanding. The approval of the ESPP required the approval of the holders of a majority of the combined voting power of our outstanding Common Stock. As of the Record Date, an aggregate of 207,343,112 votes constituted the requisite majority for such approval.

This is not a notice of a meeting of stockholders, and no stockholders’ meeting will be held to consider any matter described in this Information Statement. Safeway, as the holder of a majority in voting power of the outstanding shares of our Common Stock, has voted to approve the ESPP, which vote is sufficient to satisfy the stockholder vote requirement for this action. Accordingly, no additional votes will be needed to approve this action.

Important Notice Regarding the Availability of an Information Statement for Action Taken by Written Consent of the Stockholders: This Information Statement is available electronically at http://materials.proxyvote.com/09238E.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

APPROVAL OF THE BLACKHAWK NETWORK HOLDINGS, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

Following approval of the material terms of the ESPP by the Compensation Committee of the Board (the “Compensation Committee”) on August 21, 2013, on December 4, 2013, the Board approved the adoption of the ESPP and directed that the ESPP be submitted to stockholders for approval. On December 4, 2013, Safeway, as the holder of a majority of the combined voting power of our outstanding Common Stock, approved the ESPP by action taken by written consent without a meeting in accordance with the DGCL and our bylaws and certificate of incorporation. No further vote of our stockholders is required. The ESPP will become effective on January 2, 2014 or such later date that is the 21st calendar day after the Company sends or gives this Information Statement to its stockholders. We expect to adopt an initial offering period under the ESPP that will begin on January 2, 2014 and end on April 30, 2014, and will establish the terms and conditions pursuant to which participants in the ESPP will be able to purchase shares of our Class A Common Stock, as described below. Because the initial offering period has not yet been adopted, its terms and conditions are subject to change prior to its adoption.

The following is a description of the principal features of the ESPP. The following description of the ESPP is a summary only and stockholders are encouraged to read the full ESPP, which is attached to this Information Statement as Appendix A.

Summary of the ESPP

Administration. The ESPP is administered by a sub-committee of the Compensation Committee comprised of the “Non-Employee Director” (as such term is defined in Rule 16b-3 promulgated under the Exchange Act) members of the Compensation Committee, which has broad authority to construe the ESPP and to make determinations with respect to the terms and conditions of each offering period under the ESPP, awards, designated subsidiaries and other matters pertaining to plan administration.

Class A Common Stock Reserved for Issuance under the ESPP. The maximum number of shares of Class A Common Stock available for sale under the ESPP is the sum of (a) 2,000,000 and (b) an annual increase on the first day of each calendar year beginning in 2015 and ending in 2024, equal to the lesser of (x) one percent (1%) of the shares of Class A Common Stock and Class B Common Stock outstanding on the date of adoption of the ESPP and (y) such smaller number of shares of Class A Common Stock as may be determined by the Board. The Class A Common Stock made available for sale under the ESPP may be authorized but unissued shares, treasury shares or reacquired shares reserved for issuance under the ESPP.

Participating Subsidiaries and Sub-plans. The plan administrator may designate certain of our subsidiaries as participating subsidiaries in the ESPP and may change these designations from time to time. The following subsidiaries have been designated to participate in the ESPP: Blackhawk Network, Inc. and Cardpool, Inc. The plan administrator may also adopt sub-plans applicable to particular designated subsidiaries or locations, and these sub-plans may be designed to be outside the scope of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Eligible Employees. Our employees and those of our designated participating subsidiaries are generally eligible to participate in the ESPP, though employees who own 5% or more of the total combined voting power or value of all classes of our stock or the stock of one of our subsidiaries are not allowed to participate in the ESPP. Under applicable tax rules, the plan administrator may also exclude certain categories of employees from participation in the ESPP. As of the date of adoption of the ESPP, approximately 933 employees of our company or our designated participated subsidiaries were eligible to participate in the ESPP.

Participation. Under the terms of the ESPP, eligible employees may generally elect to contribute and apply to the purchase of shares of Class A Common Stock between 1% and 10% of their base pay during an offering period. Options granted under the ESPP are exercisable on specified exercise dates only through funds accumulated by an employee through payroll deductions made during the applicable offering period, and any such funds that are not used to purchase shares will be returned to the employee. Participants may not accrue the right to purchase stock under the ESPP (or any other tax-qualified stock purchase plan) with a fair market value exceeding $25,000 in any calendar year. In addition, no individual participant may purchase more than 3,000 shares of Class A Common Stock during any offering period. Participation in the ESPP is voluntary.

Offering Periods. Under the ESPP, employees are offered the option to purchase discounted shares of Class A Common Stock during offering periods designated by the plan administrator. Each offering period will be a six-month period commencing on each May 1 and November 1 following the effective date of the ESPP. We expect that the initial offering period will commence on the effective date of the ESPP and end on April 30, 2014.

Share Purchases. Shares are purchased on the applicable exercise date(s), as designated by the plan administrator for each offering period. The option purchase price will be 85% of the fair market value of our Class A Common Stock on either the grant date or the exercise date, whichever is lower. The grant date is the first trading day of an offering period. As of December 4, 2013, the latest practicable date, the closing sale price of our Class A Common Stock was $22.25 per share.

Unless a participant has previously canceled his or her participation in the ESPP and elected to withdraw all of the funds then credited to his or her ESPP account, an amount equal to the amount credited to his or her ESPP account will be used to purchase the maximum number of whole shares of Class A Common Stock that can be purchased based on the amount credited to such participant’s account on the exercise date, subject to individual and aggregate share limitations under the applicable offering period established by the plan administrator. No fractional shares will be issued.

A participant may cancel his or her payroll deduction authorization and elect to withdraw from the ESPP by delivering a written or electronic notice of such election to the Company in a form and at a time as may be established by the plan administrator. Upon cancellation, the participant may elect either to withdraw all of the funds then credited to his or her ESPP account and withdraw from the ESPP or have the balance of his or her account applied to the purchase of whole shares of Class A Common Stock that can be purchased for the offering period in which his or her cancellation is effective (with any remaining ESPP account balance returned to the participant). A participant who ceases contributions to the ESPP during any offering period shall not be permitted resume contributions to the ESPP during the same offering period.

Termination of Eligibility and Transferability. If a participant ceases to be an eligible employee for any reason during an offering period, he or she will be deemed to have elected to withdraw from the ESPP and any amounts credited to the participant’s ESPP account will be returned to the participant. Options granted under the ESPP are generally not transferable and are exercisable only by the participant.

Adjustments. In the event of any stock dividend, stock split, combination or reclassification of shares or any other increase or decrease in the number of shares of Class A Common Stock effected without receipt of consideration, the plan administrator has broad discretion to equitably adjust awards under the ESPP to prevent the dilution or enlargement of benefits under outstanding awards as a result of such transaction.

In the event of a proposed liquidation or dissolution of the Company, the offering period then in progress will be shortened by setting a new exercise date to occur prior to the consummation of the proposed liquidation or dissolution and will terminate immediately prior to such consummation.

In the event of a proposed merger or asset sale, each outstanding option will be assumed or substituted by the successor corporation. In the event that the successor corporation refuses to assume or substitute the options, any offering periods then in progress will be shortened by setting a new exercise date to occur prior to the date of the proposed sale or merger.

Insufficient Shares. If the total number of shares of Class A Common Stock which are to be purchased under outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the ESPP, the plan administrator will make a pro rata allocation of the available shares on a uniform and equitable basis, and unless additional shares are authorized under the ESPP, no further offering periods will take place. In this event, excess payroll deductions will be refunded to participants.

Amendment or Termination of the ESPP. The Board has the right to amend, suspend or terminate the ESPP at any time and from time to time to the extent that it deems advisable. However, absent the approval of the holders of a majority of the combined voting power of our outstanding Common Stock within 12 months before or after action by the Board, the Board may not amend the ESPP to increase the maximum number of shares that may be purchased under the ESPP or change the designation or class of eligible employees. Further, without the approval of the holders of a majority of the combined voting power of our outstanding Common Stock, the ESPP may not be amended in any manner that would cause the ESPP to no longer be an “employee stock purchase plan” within the meaning of Code Section 423. The plan administrator may also modify or amend the ESPP, to the extent permitted by Section 423 of the Code, to reduce or eliminate any unfavorable financial accounting consequences that may result from the ongoing operation of the ESPP. Unless earlier terminated, the ESPP will terminate on the tenth anniversary of the date of its initial approval by stockholders.

We intend to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 covering the shares of Class A Common Stock issuable under the ESPP.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to an employee who participates in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. This summarized tax information is not tax advice and a participant of an award should rely on the advice of his or her legal and tax advisors.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify for special tax treatment under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) the excess of the fair market value of the shares on the date the Company granted the option over the purchase price paid for the shares, determined assuming that the option was exercised on the date granted. Any additional gain will be treated as a capital gain.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

We are entitled to a deduction to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our Class A Common Stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance.

Stockholder Approval

As of December 4, 2013, the Record Date, there were 12,060,982 shares of Class A Common Stock and 40,262,524 shares of Class B Common Stock outstanding and entitled to vote. Each share of Class A Common Stock and each share of Class B Common Stock is entitled to one vote and ten votes, respectively, on matters submitted for stockholder approval. The approval of the ESPP required the approval of the holders of a majority of the combined voting power of our outstanding Common Stock. As of the Record Date, an aggregate of 207,343,112 votes constituted the requisite majority for such approval.

On December 4, 2013, Safeway, as the holder of 10,592 shares of Class A Common Stock and 37,838,709 shares of Class B Common Stock, representing approximately 0.09% of our total outstanding shares of Class A Common Stock, 94.0% of our total outstanding shares of Class B Common Stock, 72.3% of our total outstanding shares of Common Stock and 91.2% of the combined voting power of our outstanding Common Stock as of such date, executed and delivered to the Company an Action by Written Consent of Stockholders, in accordance with Section 228 of the DGCL and our bylaws and certificate of incorporation, approving the ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock as of November 2, 2013 by (i) each person or group of affiliated persons known to us to be the beneficial owner of more than 5% of our Common Stock, (ii) each named executive officer and each director and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the table below, the address of each beneficial owner listed in the table is c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, California 94588.

	Class A Common Stock		Class B Common Stock
	Number of Shares Beneficially Owned (1)	% of Class A Common Stock (1)	Number of Shares Beneficially Owned (1)(2)	% of Class B Common Stock (1)	% of Total Voting Power
5% Stockholders:
Safeway, Inc.	10,592	*	37,838,709	93.8%	91.2%
5918 Stoneridge Mall Rd.
Pleasanton, CA 94588
Columbia Wanger Asset Management, LLC (3)	2,190,500	18.5%
227 West Monroe Street, Suite 3000
Chicago, IL 60606
Lazard Asset Management LLC (4)	1,115,109	9.4%
30 Rockefeller Plaza
New York, New York 10112
Named Executive Officers and Directors:
William Y. Tauscher (5) .	—	—	500,000	1.2%	1.2%
Talbott Roche (6) .	1,000	*	182,337	*	*
Jerry N. Ulrich (7).	—	—	135,750	*	*
David E. Durant (8) .	1,000	*	16, 319	*	*
Steven A. Burd (9).	—	—	250,000	*	*
Robert L. Edwards (10)	10,592	—	37,922,209	94.0%	91.4%
Mohan Gyani (11)	—	—	50,000	*	*
Paul Hazen (12)	—	—	50,000	*	*
Douglas J. Mackenzie (13)	—	—	50,000	*	*
Lawrence F. Probst III (14)	—	—	50,000	*	*
Arun Sarin (15)	—	—	40,000	*	*
All Executive Officers and Directors as a Group (11 persons) (16)†	12,592	—	39,246,615	95.2%	94.6%

*	Represents beneficial ownership of less than 1%.
†	Excludes Daniel Dmochowski. Mr. Dmochowski resigned from the Company effective October 31, 2013. As of such date, Mr. Dmochowski beneficially owned 1,000 shares of Class A Common Stock and 38,600 shares of Class B Common Stock, which included 12,000 shares of restricted Class B Common Stock that were unvested and subject to the Company’s repurchase option and 92,500 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 30 days of October 31, 2013.
(1)

We have determined beneficial ownership in accordance with the rules of the SEC. In computing the number of shares of Class A Common Stock or Class B Common Stock beneficially owned by a person, entity or group and the corresponding voting percentage ownership of that person, entity or group, shares of Common Stock underlying options and warrants that are held by that person, entity or group and that are currently exercisable or exercisable within 60 days of November 2, 2013 are considered to be outstanding. We did not deem these shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person, entity or group. Except as indicated below, we believe, based on the information furnished to us, that the persons and entities named in this table have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws where applicable.
(2)	Beneficial ownership as reported in the table excludes shares of Common Stock that may be issued upon the exercise of stock appreciation rights (“SARs”) that are exercisable within 60 days of November 2, 2013. The number of shares that will be received upon exercise of such SARs is not currently determinable and therefore is not included in the table above because each SAR gives the holder the right to receive the excess of the market price of one share of stock at the exercise date over the exercise price, which is not determinable until the date of exercise.
(3)	Based upon a Schedule 13G/A filed with the SEC on November 7, 2013 by Columbia Wanger Asset Management, LLC (“CWAM”), a registered investment adviser, and Columbia Acorn Fund, a registered investment company. These securities are owned by various investors, including Columbia Acorn Fund, which owns 900,000 shares of Class A Common Stock, representing 7.7% of the shares of Class A Common Stock outstanding. As the investment adviser of Columbia Acorn Fund and various other investment companies and managed accounts, CWAM may be deemed to beneficially own the shares. CWAM reports having sole voting power over 1,950,500 shares of Class A Common Stock and sole dispositive power over 2,190,500 shares of Class A Common Stock; however, CWAM disclaims beneficial ownership of any such shares.
(4)	Based upon a Schedule 13G filed with the SEC on May 10, 2013 by Lazard Asset Management LLC (“Lazard”). Lazard reports having sole voting power over 726,374 shares of Class A Common Stock and sole dispositive power over 1,115,109 shares of Class A Common Stock.
(5)	Consists of 500,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of November 2, 2013.
(6)	Consists of (i) 1,000 shares of Class A Common Stock held by Talbott Roche, (ii) 89,787 shares of Class B Common Stock held by Talbott Roche, (iii) 12,000 shares of restricted Class B Common Stock that are currently unvested and subject to the Company’s repurchase option and (iv) 80,550 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of November 2, 2013.
(7)	Consists of (i) 45,525 shares of Class B Common Stock held by The Ulrich Family Trust Dated November 1, 1996 as Amended and Restated in 2011, (ii) 24,725 shares of Class B Common Stock held by Jerry Ulrich, (iii) 12,000 shares of restricted Class B Common Stock that are currently unvested and subject to the Company’s repurchase option and (iv) 53,500 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of November 2, 2013.
(8)	Consists of (i) 1,000 shares of Class A Common Stock held by David E. Durant, (ii) 4,419 shares of Class B Common Stock held by David E. Durant, (iii) 1,000 shares of restricted Class B Common Stock that are currently unvested and subject to the Company’s repurchase option and (iv) 10,900 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of November 2, 2013.
(9)	Consists of (i) 50,000 shares of Class B Common Stock held by Steven A. Burd, (ii) 100,000 shares of Class B Common Stock held by the Christopher Dell Burd 1995 Trust and (iii) 100,000 shares of Class B Common Stock held by the Jason Carl Burd 1995 Trust.
(10)	Consists of (i) 83,500 shares of Class B Common Stock held by Mr. Edwards, (ii) 10,592 shares of Class A Common Stock held by Safeway Inc. and (iii) 37,838,709 shares of Class B Common Stock held by Safeway Inc. Mr. Edwards is the President, Chief Executive Officer and a member of the board of directors of Safeway and may be deemed to be the beneficial owner of the shares of Class A Common Stock and Class B Common Stock held by Safeway. Mr. Edwards disclaims beneficial ownership of the Class A Common Stock and Class B Common Stock held by Safeway, except to the extent of his pecuniary interest therein.
(11)	Consists of 50,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of November 2, 2013.
(12)	Consists of 50,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of November 2, 2013.

(13)	Consists of 50,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of November 2, 2013.
(14)	Consists of 50,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of November 2, 2013.
(15)	Consists of 40,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of November 2, 2013.
(16)	Includes 884,950 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of November 2, 2013.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2012 Summary Compensation Table” below. In 2012, our “named executive officers” and their positions were as follows:

•	William Y. Tauscher, Chairman and Chief Executive Officer;

•	Talbott Roche, President;

•	Daniel Dmochowski, President, International;

•	Jerry Ulrich, Chief Financial Officer and Chief Administrative Officer; and

•	David E. Durant, Secretary and General Counsel.

Mr. Dmochowski resigned from the Company effective October 31, 2013.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion.

2012 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for our fiscal year ended December 29, 2012.

Name and Principal Position	Salary	Option Awards (1)	Non- Equity Incentive Plan Compen- sation (2)	Change in Pension and Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation (3)	Total
William Y. Tauscher (4)	$716,285	$811,520	$522,120	$1,237	$11,598	$2,062,760
Chief Executive Officer

Talbott Roche	413,145	405,760	308,449	39,362	1,425	1,168,141
President

Daniel Dmochowski	336,149	324,608	329,248	30,754	1,188	1,021,947
President, International

Jerry Ulrich	346,514	344,896	290,000	7,647	3,516	992,573
Chief Financial Officer and Chief Administrative Officer

David E. Durant	267,992	182,592	206,048	19,620	1,418	677,670
Secretary and General Counsel

(1)	Amounts reflect the full grant-date fair value of stock options granted during 2012 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual.
(2)	Amounts represent bonuses paid with respect to 2012 services under our 2012 Bonus Plan. For a description of the 2012 Bonus Plan, refer to the discussion under the caption “2012 Bonuses” below.
(3)	Amounts reflect life insurance premiums paid by us for policies on behalf of our named executive officers.
(4)	Amounts exclude any compensation earned by Mr. Tauscher related to services performed for Safeway’s board of directors in 2012.

2012 Salaries

The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

2012 Bonuses

For 2012, the Board approved the 2012 Bonus Plan, pursuant to which each named executive officer was eligible to receive an annual bonus based on the achievement of specified company performance metrics and, with respect to Mr. Durant only, the achievement of individual performance goals. Each named executive officer’s 2012 target bonus opportunity was equal to 100% of his or her 2012 base salary.

Each named executive officer’s 2012 bonus opportunity was based in whole or in part on our achievement of corporate pre-tax income, which we refer to as the 2012 Corporate Financial Plan. In determining corporate pre-tax income, we excluded any credit or expense taken to mark equity instruments held by distribution partners to the fair market value of our Common Stock, as this is a non-cash expense that cannot be directly affected by our executives’ actions or performance.

Messrs. Tauscher and Ulrich were eligible to receive an annual bonus targeted at 100% of the named executive officer’s 2012 base salary, based solely on our achievement of the 2012 Corporate Financial Plan. Bonus payouts for these named executive officers were determined on a linear basis between 50% to 80% of the applicable target bonus for attainment of corporate pre-tax income between 85% and 100% of the 2012 Corporate Financial Plan. Bonus payments were determined on a linear basis between 80% and 120% of the applicable target bonus for attainment of corporate pre-tax income between 100% and 120% of the 2012 Corporate Financial Plan.

Ms. Roche and Mr. Dmochowski were eligible to receive an annual bonus targeted at 100% of the named executive officer’s 2012 base salary, of which 50% was determined based on our achievement under the 2012 Corporate Financial Plan (as described above) and 50% was based on achievement of a secondary financial target: direct margin, defined as product revenue minus directly attributable costs for U.S. business (Roche) or corporate pre-tax income achieved by our international business (Dmochowski). Calculation of achievement against each secondary financial target excludes any mark-to-market of equity instruments held by distribution partners, as described above. Bonus payouts under these secondary financial metrics were determined on a linear basis from 50% to 80% of the applicable target bonus opportunity for attainment between 85% and 100% of the applicable metric, and from 80% to 120% of the applicable target bonus opportunity for attainment between 100% and 120% of the applicable metric.

Mr. Durant was eligible to receive an annual bonus targeted at 100% of his 2012 base salary, of which 75% was determined based on our achievement under the 2012 Corporate Financial Plan (as described above) and 25% was based on achievement of individual performance goals.

The actual annual cash bonuses payable under our 2012 Bonus Plan are set forth in the “2012 Summary Compensation Table” above in the column titled “Non-Equity Incentive Plan Compensation.” Our 2013 Bonus Plan will be substantially similar to our 2012 Bonus Plan, except that Mr. Tauscher will be eligible to receive a bonus determined on a linear basis between 50% and 100% of his applicable target bonus based on attainment of corporate pre-tax income between 85% and 100% of the 2013 Corporate Financial Plan, and between 100% and 150% of his applicable target bonus based on attainment of corporate pre-tax income between 100% and 120% of the 2013 Corporate Financial Plan.

Equity

The Board previously adopted the Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan (the “2006 Plan”) and the Amended and Restated 2007 Stock Option and Stock Appreciation

Right Plan (the “2007 Plan”) in order to provide additional incentives for our directors, employees and consultants and to enable the Company to obtain and retain services of these individuals, which is essential to our long term success. The 2006 Plan provides for the grant of restricted stock and restricted stock units, and the 2007 Plan provides for the grant of stock options and stock appreciation rights. In March 2013, we adopted the 2013 Equity Incentive Award Plan (the “2013 Plan”), which became effective upon the completion of our initial public offering. Upon the effectiveness of the 2013 Plan, no further grants have been, or will be, made under the 2006 Plan or the 2007 Plan.

Historically, we have granted a combination of stock options and restricted stock to our named executive officers. We believe that providing a mix of stock options and restricted stock balances retention and performance-based pay objectives. Stock options and restricted stock awards typically vest in 20% annual installments over a period of five years. In May 2012, we granted stock appreciation rights to our named executive officers in lieu of stock options, which vest in 20% annual installments over five years.

The following table sets forth the stock appreciation rights granted to our named executive officers in the 2012 fiscal year. We did not grant any other types of equity awards in 2012.

Named Executive Officer	2012 Blackhawk Stock Appreciation Rights Grants
William Y. Tauscher	100,000
Talbott Roche	50,000
Daniel Dmochowski	40,000
Jerry Ulrich	42,500
David E. Durant	22,500

In addition, in March 2013 we made a regular, annual grant of stock options to our key employees, including each of our named executive officers. The stock options will vest in 25% annual installments over four years. The following table sets forth the stock options granted to our named executive officers in March 2013.

Named Executive Officer	2013 Blackhawk Stock Option Grants
William Y. Tauscher	162,500
Talbott Roche	65,000
Daniel Dmochowski	50,000
Jerry Ulrich	55,000
David E. Durant	22,500

Other Elements of Compensation

Retirement Plans

401(k) Plan. Beginning on January 1, 2012 our eligible employees, including our named executive officers, became eligible to participate in the Blackhawk Network 401(k) Plan maintained by the Company, under which our eligible employees may defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Prior to the adoption of the Blackhawk Network 401(k) Plan, our employees (including our named executive officers) were eligible to participate in a 401(k) plan maintained by our parent, Safeway. Under the Blackhawk Network 401(k) Plan, the Company may match a portion of our employee’s annual contributions, within prescribed limits.

Safeway Retirement Plans. Prior to 2012, pension benefits were also provided to our named executive officers under Safeway’s Employee Retirement Plan (the “Safeway ERP”), a qualified defined benefit pension plan, and Safeway’s Retirement Restoration Plans (the “Safeway RRP”), which are non-qualified defined benefit pension plans (collectively, the “Safeway Retirement Plans”). The Safeway RRP provides benefits to certain employees, including our named executive officers, that cannot be paid under the Safeway ERP due to Code limitations on the amount of compensation that may be recognized and the amount of benefits that may be paid under the Safeway ERP.

Under the Safeway ERP, the named executive officer becomes vested in his or her accrued benefits after three years of service with the Company or reaching age 55, whichever occurs first. If he or she has three years of service with us, vested benefits under the Safeway ERP are available following termination, regardless of age. Benefits under the Safeway RRP are available to participants who terminate employment at or after age 55, and benefit payments commence within 90 days of the first day of the seventh month after such termination of employment.

In addition, under the Safeway RRP, each of Mr. Ulrich and Ms. Roche is entitled to payment of a special death benefit if he or she dies while employed as an executive officer or after retiring as an executive officer, regardless of age. Mr. Dmochowski previously was entitled to these payments under the Safeway RRP but is no longer eligible following his resignation effective October 31, 2013. If any of such executive officers dies while employed as an executive officer, then the executive officer’s beneficiary will receive a Safeway RRP death benefit in a single lump sum payment equal to four times the executive’s base salary at the time of death, up to a maximum of $4 million, less any amount otherwise payable by Company-provided life insurance. The life insurance beneficiaries of any such executive officer who retires after age 55 will be entitled to one of the following benefits at the time of the former executive officer’s death: (1) for death before age 70, the benefit is 100% of the former executive officer’s final average compensation at the time of retirement, with a maximum benefit of $1 million; or (2) for death after age 70, the benefit is 25% of the amount determined in (1) above.

Effective as of January 1, 2012, our named executive officers no longer participate in the Safeway Retirement Plans and each of their accounts in the Safeway Retirement Plans was frozen as of that date. We do not currently intend to establish a defined benefit pension plan.

Deferred Compensation Plans

Prior to 2012, our named executive officers were eligible to participate in two deferred compensation plans maintained by Safeway, referred to as the Safeway Deferred Compensation Plans. The Safeway Deferred Compensation Plans allowed the executive to defer salary or bonus and to have these funds mirror the investment performance of a selection of mutual funds. Neither we nor Safeway contributed funds to the individual accounts of our named executive officers under the Safeway Deferred Compensation Plans, and we are responsible for making payments under the plans on designated distribution dates. As of January 1, 2012, our named executive officers no longer participate in the Safeway Deferred Compensation Plans, and each of their accounts in these plans was frozen as of that date. We do not currently offer a deferred compensation plan.

Employee Benefits and Perquisites

Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life insurance and accidental death and dismemberment insurance.

We pay for life insurance for each corporate employee (including executive officers) in an amount equal to two times annual salary, up to a maximum of $1 million. The employee is responsible for the income tax for any amount exceeding $50,000 in coverage.

We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers. We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the perquisites we offer.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of Class B Common Stock or Safeway common stock, as applicable, underlying the outstanding equity incentive plan awards identified for each named executive officer as of December 29, 2012.

	Option Awards (1)					Stock Awards (1)
Name	Grant Date (2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)
William Y. Tauscher	Jul 3, 2008 (3)	40,000	10,000	6.63	Jul 3, 2015
	Mar 9, 2010	150,000	225,000	13.63	Mar 9, 2017
	Mar 14, 2011 (4)	150,000	225,000	17.53	Mar 14, 2018
	May 14, 2012 (5)	0	100,000	18.49	May 14, 2019
Talbott Roche	Feb 23, 2007 (6)	25,000	0	6.63	Feb 23, 2014
	Apr 22, 2008 (7)					2,200	44,000	(8)
	Apr 25, 2008 (9)	20,000	5,000	6.63	Apr 25, 2015
	Mar 12, 2009 (10)					20,000	354,000	(11)
	May 5, 2009	10,500	7,000	9.15	May 5, 2016
	Mar 9, 2010					18,000	360,000	(8)
	Mar 9, 2010	8,500	12,750	13.63	Mar 9, 2017
	Dec 6, 2010	20,000	30,000	14.93	Dec 6, 2017
	Oct 18, 2011	4,400	17,600	21.03	Oct 18, 2018
	May 14, 2012 (5)	0	50,000	18.49	May 14, 2019
Daniel Dmochowski	Feb 23, 2007 (6)	40,000	0	6.63	Feb 23, 2014
	Apr 22, 2008 (7)					4,300	86,000	(8)
	Apr 25, 2008 (9)	16,000	4,000	6.63	Apr 25, 2015
	May 5, 2009	10,500	7,000	9.15	May 5, 2016
	Mar 9, 2010					18,000	360,000	(8)
	Mar 9, 2010	7,000	10,500	13.63	Mar 9, 2017
	Oct 18, 2011	4,000	16,000	21.03	Oct 18, 2018
	May 14, 2012 (5)	0	40,000	18.49	May 14, 2019
Jerry Ulrich	Feb 23, 2007 (6)	40,000	0	6.63	Feb 23, 2014
	Apr 22, 2008 (7)					5,000	100,000	(8)
	Apr 25, 2008 (9)	12,000	3,000	6.63	Apr 25, 2015
	May 5, 2009	15,000	10,000	9.15	May 5, 2016
	Mar 9, 2010					18,000	360,000	(8)
	Mar 9, 2010	7,000	10,500	13.63	Mar 9, 2017
	Oct 18, 2011	4,000	16,000	21.03	Oct 18, 2018
	May 14, 2012 (5)	0	42,500	18.49	May 14, 2019
David E. Durant	Feb 23, 2007 (6)	0	0	6.63	Feb 23, 2014
	Apr 25, 2008 (9)	0	2,000	6.63	Apr 25, 2015
	May 5, 2009					2,000	40,000	(8)
	Mar 9, 2010	0	5,700	13.63	Mar 9, 2017
	Oct 18, 2011	3,500	14,000	21.03	Oct 18, 2018
	May 14, 2012 (5)	0	22,500	18.49	May 14, 2019

(1)	Each stock option or SAR was granted pursuant to our 2007 Plan, and each restricted stock award was granted pursuant to our 2006 Plan.
(2)	Unless otherwise noted, each stock option, SAR and restricted stock award vests as to 20% of the shares subject to the award on each of the first, second, third, fourth and fifth anniversaries of the grant date.

(3)	This option vested and will continue to vest as to 20% of the shares subject to the option on the first through fifth anniversaries of June 1, 2008.
(4)	This option vested and will continue to vest as to 20% of the shares subject to the option on the first through fifth anniversaries of August 12, 2010.
(5)	The SAR will vest as to 20% of the shares subject to the SAR on the first through fifth anniversaries of March 14, 2012.
(6)	This option is vested in full as of October 1, 2011.
(7)	This restricted stock award vested as to 60% of the shares underlying the award on March 31, 2011, 20% of the shares underlying the award on March 31, 2012, and vested with respect to 20% of the shares underlying the award on March 31, 2013.
(8)	The market value of shares of stock that have not vested is calculated based on the fair market value of our common stock as of December 29, 2012 ($20.00 per share), as determined by the Board.
(9)	This option vested and will continue to vest as to 20% of the shares subject to the option on the first through fifth anniversaries of April 15, 2008.
(10)	Represents a restricted stock award covering Safeway common stock, which vested as to 30,000 shares on March 12, 2012, with respect to 10,000 shares on March 12, 2013 and will continue to vest with respect to 10,000 shares on March 12, 2014.
(11)	The market value of shares of Safeway stock that have not vested is calculated based on the fair market value of Safeway’s common stock as of December 29, 2012 ($17.70 per share).

Severance and Change in Control Benefits

Severance Arrangements

Upon a termination of employment other than for cause, Mr. Ulrich would be entitled to receive continuation of his base salary for one year.

Acceleration of Equity Awards upon a Change in Control

In the event we undergo a change in control, stock options and stock appreciation rights held by the named executive officers will accelerate and vest in full. Restricted stock and restricted stock units held by the named executive officers will not automatically vest in the event of a change in control of Blackhawk.

Safeway Retirement Plans and Executive Deferred Compensation Plans

Benefits Payable upon Termination (other than Death). Under the Safeway Retirement Plans, in the event of a termination of employment of a named executive officer for any reason, including in connection with a change in control, the named executive officer is entitled to receive any vested retirement benefits that have accumulated as of the date of termination.

Under the Safeway Deferred Compensation Plans, in the event of a termination of employment of a named executive officer for any reason, including in connection with a change in control, the named executive officer is entitled to receive his or her account balance under such plan as of the date of termination.

Benefits Payable upon Death. Under Safeway’s ERP or Retirement Restoration Plan, the accumulated benefit of each participating named executive officer will be payable if the executive dies after becoming vested or if death occurs prior to vesting but while the executive is still an employee. Under Safeway’s Retirement Restoration Plan II (which became effective in 2005, in connection with the passage of Section 409A of the Code, after the Retirement Restoration Plan I was frozen), accumulated benefits are payable only if death occurs after age 55 while still an employee. The named executive officer’s beneficiary can receive the executive’s accumulated benefits in the form of a lump sum (Safeway ERP only), an annuity paid monthly or in installments (the required form of payment under Safeway’s Retirement Restoration Plan II if the beneficiary is not the surviving spouse). In addition, under the Safeway RRP, each of the named executive officers is entitled to payment of a special death benefit if any of such individuals dies while employed as an executive officer or after retiring as an executive officer, regardless of age, as described in the section titled “—Other Elements of Compensation—Retirement Plans” above.

Benefits Payable upon Change in Control. In the event of a change in control of Safeway, the Safeway board of directors, in its discretion, may terminate the Safeway Deferred Compensation Plans during the period from 30 days prior to the change in control to 12 months following the change in control. If the Safeway Deferred Compensation Plans are terminated, all vested benefits must be distributed to the plan participants within the 12-month period following termination. Safeway has the discretion to distribute such vested benefits in a lump sum payment or installments during that 12-month period.

Director Compensation

In 2012, our non-employee directors did not receive any cash or equity compensation for their services as a director. As of December 29, 2012, Mohan Gyani, Paul Hazen, Douglas J. Mackenzie, Lawrence F. Probst III and Arun Sarin each held options covering 50,000 shares of Class B Common Stock, of which 40,000 (or, with respect to Mr. Sarin, 30,000) were vested.

In 2013, in connection with our initial public offering, we implemented a compensation program for our directors who are not employed by Blackhawk or Safeway, whom we refer to as eligible directors, that consists of a combination of cash annual retainer fees and long-term equity-based compensation, as described below.

Cash Compensation. Under the program, each eligible director will be entitled to receive an annual cash retainer of $50,000, and the committee chairpersons will receive the following annual cash retainers (as applicable):

•	Audit committee chair: $15,000

•	Compensation committee chair: $10,000

•	Nominating and corporate governance committee chair: $5,000

In addition, each chair and non-chair committee member will receive the following annual cash retainers (as applicable):

•	Audit committee member: $10,000

•	Compensation committee member: $7,500

•	Nominating and corporate governance committee member: $7,500

All annual retainers are paid in cash quarterly in arrears following the end of the applicable calendar quarter.

Equity Compensation. Under the program, an eligible director will receive an annual award of 3,750 restricted shares, which will vest in full on the earlier to occur of the one-year anniversary of the grant date and the date of the annual meeting of our stockholders immediately following the grant date, subject to continued service through the applicable vesting date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about as of December 29, 2012 about equity awards under our equity compensation plans maintained as of that date:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	3,646,320	$13.84	563,325
Total	3,646,320	$13.84	563,325

(1)	Represents securities issued and available for future issuance under the Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan and the Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan.

DISSENTERS’ RIGHTS OF APPRAISAL

Delaware law does not provide for dissenters’ rights in connection with the corporate action described in this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS ACTED UPON

Each of our current executive officers qualifies for participation under the ESPP and thus is eligible to purchase up to $25,000 worth of Common Stock each calendar year and up to 3,000 shares of Class A Common Stock during each offering period under the ESPP at a discount to the applicable market price. Participation in the ESPP is voluntary and depends upon each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases by executive officers and other eligible employees under the ESPP are not determinable.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC. These filings are available to the public via the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

OTHER MATTERS

This Information Statement is dated December 5, 2013. You should not assume that the information contained in this Information Statement is accurate as of any date other than the date above, unless expressly provided, and the mailing of this Information Statement to stockholders on or about December 12, 2013, or on any date thereafter, does not create any implication to the contrary.

By Order of the Board of Directors,

/s/ David E. Durant
David E. Durant
Secretary

Dated: December 5, 2013

APPENDIX A

BLACKHAWK NETWORK HOLDINGS, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

1.1 Purpose and Scope. The purpose of the Blackhawk Network Holdings, Inc. 2013 Employee Stock Purchase Plan (the “Plan”) is to assist employees of Blackhawk Network Holdings, Inc. and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

ARTICLE II.

DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

2.1 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.2 “Administrator” shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.

2.3 “Board” shall mean the Board of Directors of the Company.

2.4 “Class A Common Stock” shall mean shares of Class A common stock, par value $0.001, of the Company.

2.5 “Class B Common Stock” shall mean shares of Class B common stock, par value $0.001, of the Company.

2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.7 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee described in Article 7 hereof.

2.8 “Company” shall mean Blackhawk Network Holdings, Inc., a Delaware corporation.

2.9 “Compensation” of an Employee shall mean the regular straight-time earnings or base salary paid to the Employee from the Company or any Designated Subsidiary on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan of the Company or any Designated Subsidiary, including vacation pay, holiday pay, jury duty pay, and prior week adjustments, but excluding overtime, commissions, incentive compensation, bonuses, fringe benefits, education or tuition reimbursements, imputed income arising under any Company or Designated Subsidiary group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income.

2.10 “Designated Subsidiary” shall mean the Subsidiaries that have been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, in accordance with Section 7.2 hereof.

2.11 “Effective Date” shall mean January 2, 2014 or such later date as shall be the 21st calendar day after the Company sends or gives an information statement on Schedule 14C to the stockholders of the Company, subject to approval of the Plan by the Company’s stockholders, provided that on or prior to such date the Plan is adopted by the Board.

2.12 “Eligible Employee” shall mean an Employee who (a) is customarily scheduled to work at least twenty (20) hours per week, (b) whose customary employment is more than five (5) months in a calendar year and (c) after the granting of the Option would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of clause (c), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Administrator may exclude from participation in the Plan as an Eligible Employee (x) any Employee that is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act and/or (y) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or the Option to violate the requirements of Section 423 of the Code; provided that any exclusion in clauses (x) and/or (y) shall be applied in an identical manner under each Offering Period to all Employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e).

2.13 “Employee” shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

2.14 “Enrollment Date” shall mean the first date of each Offering Period.

2.15 “Exercise Date” shall mean the last Trading Day of each Offering Period, except as provided in Section 5.2 hereof.

2.16 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.17 “Fair Market Value” shall mean, as of any date, the value of Class A Common Stock determined as follows:

(a) If the Class A Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Class A Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Class A Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Class A Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.18 “Grant Date” shall mean the first Trading Day of an Offering Period.

2.19 “New Exercise Date” shall have such meaning as set forth in Section 5.2(b) hereof.

2.20 “Offering Period” shall mean the six (6)-month period commencing on each May 1 and November 1 following the Effective Date; provided, however, that the first Offering Period commencing on or after the Effective Date shall commence on January 2, 2014 or such later date as shall be the 21st calendar day after the Company sends or gives an information statement on Schedule 14C to the stockholders of the Company, and shall end on April 30, 2014. The duration and timing of Offering Periods may be changed by the Board or Committee, in its sole discretion. In no event may an Offering Period exceed twenty-seven (27) months.

2.21 “Option” shall mean the right to purchase shares of Class A Common Stock pursuant to the Plan during each Offering Period.

2.22 “Option Price” shall mean the purchase price of a share of Class A Common Stock hereunder as provided in Section 4.2 hereof.

2.23 “Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder.

2.24 “Participant” shall mean any Eligible Employee who elects to participate in the Plan.

2.25 “Payday” shall mean the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.

2.26 “Plan” shall mean this Blackhawk Network Holdings, Inc. 2013 Employee Stock Purchase Plan, as it may be amended from time to time.

2.27 “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

2.28 “Section 423 Option” shall have such meaning as set forth in Section 3.1(b) hereof.

2.29 “Subsidiary” shall mean any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder. In addition, with respect to any sub-plans adopted under Section 7.1(d) hereof which are designed to be outside the scope of Section 423 of the Code, “Subsidiary” shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.30 “Trading Day” shall mean a day on which the principal securities exchange on which the Class A Common Stock is listed is open for trading or, if the Class A Common Stock is not listed on a securities exchange, shall mean a business day, as determined by the Administrator in good faith.

2.31 “Withdrawal Election” shall have such meaning as set forth in Section 6.1(a) hereof.

ARTICLE III.

PARTICIPATION

3.1 Eligibility.

(a) Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V hereof, and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.

(b) No Eligible Employee shall be granted an Option under the Plan which permits the Participant’s rights to purchase shares of Class A Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code (any such Option or other option, a “Section 423 Option”), to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the Section 423 Option is granted) for each calendar year in which any Section 423 Option granted to the Participant is outstanding at any time. For purposes of the limitation imposed by this subsection,

(i) the right to purchase stock under a Section 423 Option accrues when the Section 423 Option (or any portion thereof) first becomes exercisable during the calendar year,

(ii) the right to purchase stock under a Section 423 Option accrues at the rate provided in the Section 423 Option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and

(iii) a right to purchase stock which has accrued under a Section 423 Option may not be carried over to any other Section 423 Option; provided that Participants may carry forward amounts so accrued that represent a fractional share of stock and were withheld but not applied towards the purchase of Class A Common Stock under an earlier Offering Period, and may apply such amounts towards the purchase of additional shares of Class A Common Stock under a subsequent Offering Period.

The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

3.2 Election to Participate; Payroll Deductions

(a) Except as provided in Section 3.3 hereof, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of the Enrollment Date of the applicable Offering Period may elect to participate in such Offering Period and the Plan by delivering to the Company a payroll deduction authorization no later than the tenth (10th) calendar day prior to the applicable Enrollment Date.

(b) Subject to Section 3.1(b) hereof, payroll deductions with respect to an Offering Period (i) shall be equal to at least one percent (1%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than ten percent (10%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date and (ii) may be expressed either as (A) a whole number percentage or (B) a fixed dollar amount. Amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.

(c) Following at least one (1) payroll deduction, a Participant may decrease (to as low as one percent (1%)) the amount deducted from such Participant’s Compensation during an Offering Period upon ten (10) calendar days’ prior written or electronic notice to the Company; provided, however, that a Participant may not decrease the amount deducted more than two (2) times per Offering Period. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.

(d) Notwithstanding the foregoing, upon the termination of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.1(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.

3.3 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, an individual shall be treated as an Employee of the Company or Designated Subsidiary that employs such individual immediately prior to such leave.

ARTICLE IV.

PURCHASE OF SHARES

4.1 Grant of Option. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of shares of Class A Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 3,000 shares of Class A Common Stock (subject to any adjustment pursuant to Section 5.2 hereof). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Class A Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall expire on the Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.

4.2 Option Price. The Option Price per share of Class A Common Stock to be paid by a Participant upon exercise of the Participant’s Option on the applicable Exercise Date for an Offering Period shall be equal to 85% of the lesser of the Fair Market Value of a share of Class A Common Stock on (a) the applicable Grant Date and (b) the applicable Exercise Date; provided that in no event shall the Option Price per share of Class A Common Stock be less than the par value per share of the Class A Common Stock.

4.3 Purchase of Shares.

(a) On the applicable Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised his or her Option to purchase at the applicable Option Price the largest number of whole shares of Class A Common Stock which can be purchased with the amount in the Participant’s Plan Account, subject to Sections 4.1 and 5.3 hereof. The balance, if any, remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of such Exercise Date shall be returned to the Participant in one (1) lump-sum payment in a subsequent payroll check as soon as practicable after such Exercise Date.

(b) As soon as practicable following the applicable Exercise Date, the number of shares of Class A Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Class A Common Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.

4.4 Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant. No Option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.

ARTICLE V.

PROVISIONS RELATING TO CLASS A COMMON STOCK

5.1 Class A Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Class A Common Stock that shall be made available for sale under the Plan shall be the sum of (a) 2,000,000 and (b) an annual increase on the first day of each calendar year beginning in 2015 and ending in 2023, equal to the lesser of (i) one percent (1%) of the shares of Class A Common Stock and Class B Common Stock outstanding on the date of adoption of the Plan and (ii) such smaller number of shares of Class A Common Stock as may be determined by the Board. Shares of Class A Common Stock made available for sale under the Plan may be authorized but unissued shares, treasury shares of Class A Common Stock or reacquired shares reserved for issuance under the Plan.

5.2 Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Class A Common Stock which have been authorized for issuance under the Plan but not yet placed under an Option, as well as the price per share and the number of shares of Class A Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Class A Common Stock or any other increase or decrease in the number of shares of Class A Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New

Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1(a)(i) hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1(a)(i) hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

5.3 Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares of Class A Common Stock with respect to which Options are to be exercised may exceed the number of shares of Class A Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Class A Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Class A Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Class A Common Stock shall be paid to such Participant in one (1) lump sum in a subsequent payroll check as soon as practicable after such Exercise Date, without any interest thereon.

5.4 Rights as Stockholders. With respect to shares of Class A Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Class A Common Stock have been deposited in the designated brokerage account following exercise of his or her Option.

ARTICLE VI.

TERMINATION OF PARTICIPATION

6.1 Cessation of Contributions; Voluntary Withdrawal.

(a) A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written or electronic notice of such election (a “Withdrawal Election”) to the Company in such form as may be established by the Administrator and within seven (7) days prior to the Exercise Date for such Offering Period (or such other period of time as may be established by the Administrator). A Participant electing to withdraw from the Plan may elect to either (i) withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one (1) lump-sum payment in a subsequent payroll check as soon as practicable after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate; or (ii) exercise the Option for the maximum number of whole shares of Class A Common Stock on the applicable Exercise Date with any remaining Plan Account balance returned to the Participant in one (1) lump-sum payment in a subsequent payroll check as soon as practicable after such Exercise Date, without any interest thereon, and after such exercise cease to participate in the Plan. As soon as practicable receipt of a notice of withdrawal from the Plan, the Participant’s payroll deduction authorization and his or her Option to purchase shares of Class A Common Stock under the Plan shall terminate.

(b) A Participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c) A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during such Offering Period.

6.2 Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto as set forth in an applicable beneficiary designation form (or, if there is no such applicable form, pursuant to applicable law), within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon.

ARTICLE VII.

GENERAL PROVISIONS

7.1 Administration.

(a) The Plan shall be administered by the Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan), which, unless otherwise determined by the Board, shall consist solely of two or more members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the shares of Class A Common Stock are listed, quoted or traded, in each case, to the extent required under such provision. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To establish and terminate Offering Periods;

(ii) To determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical);

(iii) To select Designated Subsidiaries in accordance with Section 7.2 hereof; and

(iv) To construe and interpret the Plan, the terms of any Offering Period and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Period or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective, subject to Section 423 of the Code and the Treasury Regulations thereunder.

(c) The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(d) The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination or interpretation.

7.2 Designation of Subsidiary Corporations. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Designated Subsidiaries. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.

7.3 Reports. Individual accounts shall be maintained for each Participant in the Plan. The Company shall provide each Participant whose Option is exercised with an information statement in accordance with Code Section 6039(a) and the regulations promulgated thereunder. The Company shall maintain a procedure for identifying certificates of shares of Stock sold upon the exercise of Options in accordance with Code Section 6039(b).

7.4 No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

7.5 Amendment, Suspension and Termination of the Plan

(a) The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within twelve (12) months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares of Class A Common Stock subject to the Plan; and provided further that without approval of the Company’s stockholders, the Plan may not be amended in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code (including without limitation extension of the term of the Plan). No Option may be granted during any period of suspension of the Plan or after termination of the Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board or the Committee, as applicable, shall be entitled to change the terms of the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Class A Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee, as applicable, determines in its sole discretion advisable which are consistent with the Plan and Code Section 423.

(b) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, to the extent permitted under Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) Altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii) Shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii) Allocating shares of Class A Common Stock.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(c) Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

7.6 Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Class A Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.

7.7 Term; Approval by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further that if such approval has not been obtained by the end of said twelve (12)-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised. The Plan shall terminate on the tenth (10th) anniversary of the date of its initial approval by the stockholders of the Company, unless earlier terminated in accordance with Sections 5.3 or 7.5 hereof or unless the Company’s stockholders do not approve the Plan in accordance with this Section 7.7.

7.8 Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9 Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act

(including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10 Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any shares of Class A Common Stock acquired pursuant to the exercise of an Option if such disposition or transfer is made (a) within two (2) years after the applicable Grant Date or (b) within one (1) year after the transfer of such shares of Class A Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11 Tax Withholding. The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Class A Common Stock under the Plan or any sale of such shares.

7.12 Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

7.13 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof (including without limitation the Company’s stock plan administrator).

7.14 Conditions To Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Class A Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares of Class A Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Class A Common Stock are listed or traded, and the shares of Class A Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements.

(b) All certificates for shares of Class A Common Stock delivered pursuant to the Plan and all shares of Class A Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Class A Common Stock are listed, quoted or traded. The Committee may place legends on any certificate or book entry evidencing shares of Class A Common Stock to reference restrictions applicable to the shares of Class A Common Stock.

(c) The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(d) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Class A Common Stock issued in connection with any Option, record the issuance of shares of Class A Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

7.15 Equal Rights and Privileges. Except with respect to sub-plans designed to be outside the scope of Section 423 of the Code, all Eligible Employees of the Company (or of any Designated Subsidiary) shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code or the regulations promulgated thereunder so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or the Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 of the Code or the Treasury Regulations thereunder shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or the Treasury Regulations thereunder.

* * * * * *

I hereby certify that the foregoing Blackhawk Network Holdings, Inc. Employee Stock Purchase Plan was duly approved by the Board of Directors of Blackhawk Network Holdings, Inc. on December 4, 2013.

I hereby certify that the foregoing Blackhawk Network Holdings, Inc. Employee Stock Purchase Plan was duly approved by the stockholders of Blackhawk Network Holdings, Inc. on December 4, 2013.

Executed on this 4th day of December, 2013.

/s/ David E. Durant
David E. Durant, Group Vice President, General Counsel and Secretary